SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

(Amendment No. __ )

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/ / Preliminary Proxy Statement

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☒	Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to §240.14a-12

Unified Series Trust

(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DEAN LARGE CAP VALUE FUND

DEAN SMALL CAP VALUE FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on June 24, 2008

TO THE SHAREHOLDERS:

          I am writing to inform you of the upcoming special meeting (the “Meeting”) of the shareholders of Dean Small Cap Value Fund and Dean Large Cap Value Fund (each, a “Fund” and collectively, the “Funds”), each a series of Unified Series Trust.

          The Meeting is scheduled to be held at 10:00 a.m. Eastern Time on June 24, 2008, at the offices of Unified Fund Services, Inc., located at 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208. Please take the time to carefully read the Proxy Statement and cast your vote.

The purpose of the meeting is as follows:

(1)

To approve a proposed Subadvisory Agreement between Dean Investment Associates, LLC and Dean Capital Management, LLC (“DCM”), pursuant to which DCM would become the sub-adviser of the Dean Small Cap Value Fund and Dean Large Cap Value Fund.

(2)	To approve and ratify the selection of Cohen Fund Audit Services, Ltd. as the Funds’ independent registered public accounting firm.

(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

          You may vote at the Meeting if you are the record owner of shares of either Dean Small Cap Value Fund or Dean Large Cap Value Fund as of the close of business on May 19, 2008. You are invited to attend the Meeting in person. If you plan to attend the Meeting, please indicate your intention on the enclosed proxy card and return it promptly in the envelope provided. Whether you will be able to attend or not, PLEASE VOTE so that a quorum will be present at the Meeting.

          You may cast your vote by completing, signing, and returning the enclosed proxy card by mail in the envelope provided. If you have any questions before you vote, please contact the Funds by calling 888-899-8343.

          YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. TO AVOID THE COST OF FOLLOW-UP SOLICITATION AND A POSSIBLE ADJOURNMENT OF THE MEETING, PLEASE READ THE ENCLOSED PROXY STATEMENT, AND COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IT IS IMPORTANT THAT YOUR VOTE BE RECEIVED BY NO LATER THAN 5:00 P.M. (EASTERN TIME) ON JUNE 23, 2008.

          This Proxy relates to the Dean Small Cap Value Fund and Dean Large Cap Value Fund only. Shareholders of the Dean International Fund, an affiliated fund, are not eligible to vote at this Meeting. Thank you for your cooperation and continued investment in the Funds.

By order of the Board of Trustees,

John C. Swhear

Senior Vice President

June 11, 2008

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DEAN LARGE CAP VALUE FUND

DEAN SMALL CAP VALUE FUND

2200 Kettering Tower

Dayton, Ohio 45423

888-899-8343

PROXY STATEMENT

Dated June 24, 2008

SPECIAL MEETING OF SHAREHOLDERS

To be held on June 24, 2008

Dean Small Cap Value Fund (the “Small Cap Fund”) and Dean Large Cap Value Fund (the “Large Cap Fund” and with the Small Cap Fund, the “Funds”), each a series of Unified Series Trust (the “Trust”), are holding a special meeting of shareholders (the “Meeting”) on June 24, 2008 at 10:00 a.m. Eastern time. The place of the Meeting is the offices of Unified Fund Services, Inc., located at 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208.

The Board of Trustees of the Trust (the “Board”) is sending you this proxy statement and the enclosed proxy card on behalf of the Funds. The Board is soliciting your proxy to vote at the Meeting.

Proposals

The following Proposals will be presented at the Meeting:

(1)	To approve a proposed Subadvisory agreement between Dean Investment Associates, LLC and Dean Capital Management, LLC.

(2)	To approve and ratify the selection of Cohen Fund Audit Services, Ltd. to serve as the Funds’ independent registered public accounting firm.

(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Who is Eligible to Vote?

The Board is sending this proxy statement on or about June 11, 2008 to all shareholders entitled to vote. Shareholders who owned shares of either the Large Cap Fund or the Small Cap Fund at the close of business on May 19, 2008 (“Record Date”) are entitled to vote at the Meeting. This Proxy Statement relates to the Dean Small Cap Value Fund and Dean Large Cap Value Fund only. As such, shareholders of the Dean International Fund, an affiliated fund, are not eligible to vote at the Meeting. On the Record Date, the Small Cap Fund had 1,706,574.756 shares outstanding, and the Large Cap Fund had 1,336,908.202 shares outstanding.

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How to Vote

Voting by Proxy. You can vote by completing and signing the enclosed proxy card, and mailing it in the enclosed postage paid envelope. If you need assistance, or have questions regarding the proxy or how to vote your shares, please call the Funds at 888-899-8343. Whether you plan to attend the Meeting or not, the Board urges you to complete, sign and date the enclosed proxy card and to return it promptly. Returning the proxy card will not affect your right to attend the Meeting and vote.

The Board has named Anthony J. Ghoston and John C. Swhear to act as proxies at the Meeting. If you properly complete your proxy card and send it to the Funds, your proxy will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will be deemed a vote “FOR” each Proposal in accordance with the Board’s recommendations.

If any other matter is presented, your proxy will vote in accordance with the proxy’s best judgment. At the time this Proxy Statement was printed, the Board knows of no matter that needs to be acted on at the Meeting other than those discussed in this proxy statement. If you appoint a proxy, you may revoke it any time before it is exercised. You can do this by sending in another proxy with a later date, or by notifying the Funds in writing before the Meeting.

Voting in Person. If you do attend the Meeting and wish to vote in person, you will be given a ballot when you arrive. If shares are held in the name of a pension plan, you must bring a letter from the plan authorizing you to vote the shares on the plan’s behalf.

Quorum and Required Vote

You are entitled to one vote for each share that you held, and a proportionate vote for each fractional share held, as of the Record Date. Shareholders of each Fund will vote separately on each Proposal. The presence at the Meeting of holders of a majority of the outstanding shares of each Fund entitled to vote, in person or by proxy, shall constitute a quorum for the Meeting for that Fund. A quorum being present, each Fund will adopt each Proposal if a majority of the shares of the Fund vote to approve each such Proposal. For these purposes, majority means the lesser of: (a) 67% or more of the voting securities of a Fund present at the Meeting, if 50% or more of the outstanding voting securities of such Fund are represented in person or by proxy; or (b) 50% or more of the outstanding voting securities of such Fund.

For purposes of determining (i) the presence of a quorum, and (ii) whether sufficient votes have been received for approval of a particular Proposal, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present at the Meeting. For this reason, abstentions and broker non-votes will assist a Fund in obtaining a quorum, but will effectively be votes “AGAINST” adjournment and/or a Proposal, because the required vote is a percentage of the shares present or outstanding.

If, with respect to any Fund, either (a) a quorum is not present at the Meeting, or (b) a quorum is present but sufficient votes in favor of a Proposal have not been obtained, then the persons named as proxies may propose one or more adjournments of the Meeting with respect to such Fund, without further notice to the shareholders of the Fund, to permit further solicitation of proxies, provided such persons determine, after consideration of all relevant factors,

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including the nature of the Proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, that an adjournment and additional solicitation is reasonable and in the interests of shareholders. The persons named as proxies will vote those proxies that such persons are required to vote FOR such Proposal, as well as proxies for which no vote has been directed, in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Proposal against such adjournment.

Board Recommendation on Proposals

The Board recommends that shareholders of each Fund voteFOR Proposal 1 and Proposal 2.

Availability of Additional Information About the Funds

Each Fund will furnish shareholders with free copies of its Prospectus, Statement of Additional Information, as well as the most recent annual and semi-annual reports, upon request. To obtain these free reports, please call the Funds’ transfer agent at 888-899-8343 or direct your written request to Unified Fund Services, Inc., 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208.

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PROPOSAL 1: APPROVAL OF PROPOSED SUBADVISORY AGREEMENT

At an in-person meeting held on May 19, 2008, the Board voted to approve a proposed subadvisory agreement (the “Subadvisory Agreement”) between Dean Capital Management LLC (“DCM”) and Dean Investment Associates, LLC (the “Manager”), pursuant to which DCM would become sub-adviser to the Funds. As required by the Investment Company Act of 1940, as amended (the “1940 Act”), the Board is asking you to vote on this proposed Subadvisory Agreement before DCM may commence providing portfolio management services to the Funds. To date, the Manager has been solely responsible for all aspects of the investment advisory services provided to the Funds. If approved at the Meeting, DCM would take over managing each Fund’s portfolio and make the investment decisions for the Funds. In turn, the Manager would oversee DCM’s compliance with each Fund’s investment objective, policies, strategies and restrictions, and retain primary responsibility for providing a continuous investment program for the Funds.

Terms of the Proposed Subadvisory Agreement

The summary of the Subadvisory Agreement contained below is qualified in its entirety by reference to the Subadvisory Agreement itself, which is set forth as Exhibit A to this Proxy Statement. The Board encourages you to read the Subadvisory Agreement in its entirety.

Under the terms of the Subadvisory Agreement between DCM and the Manager, DCM has agreed to provide discretionary portfolio management services to each Fund in accordance with its investment objective, policies and restrictions. In this regard, DCM will make all investment decisions for each Fund, and will select and continually monitor the securities in the Fund’s investment portfolio. DCM will also meet with the Manager and/or the Board to provide them with economic and investment analyses and reports, and such other information as may be reasonably requested by such parties. The Manager will continue to provide other services to the Funds, as discussed in more detail under “Continuation of the Management Agreements with the Manager” below.

If approved at the Meeting, the Subadvisory Agreement will continue in effect initially for two years and annually thereafter, provided that its continuance is specifically approved by a vote of the Board, including the affirmative votes of a majority of the Trustees who are not parties to the Subadvisory Agreement or “interested persons” (as defined in the 1940 Act) of DCM or the Manager (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval, and, to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the applicable Fund.

The Subadvisory Agreement may be terminated by the Trust on behalf of a Fund, at any time without payment of any penalty, by (i) the Board, (ii) the Manager, or (iii) a vote of a majority of the outstanding voting securities of such Fund, upon sixty (60) days’ written notice to DCM. DCM may also terminate the Subadvisory Agreement with respect to any Fund upon sixty (60) days’ written notice to the applicable Fund and to the Manager. The Subadvisory Agreement also will automatically terminate with regard to a Fund if it is assigned, or if the Management Agreement between the Trust and the Manager with regard to the applicable Fund is terminated.

The Subadvisory Agreement provides that, in the absence of misconduct, bad faith, negligence or breach of its obligations or duties hereunder, DCM shall not be liable to the Trust, a Fund or its shareholders, or to the Manager for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by such Fund. As set forth in the Subadvisory Agreement,

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the Manager has agreed to indemnify DCM and its affiliates against all liabilities, losses or claims (including reasonable expenses arising out of defending such liabilities, losses or claims): (i) arising from a Fund’s or the Manager’s directions to DCM or the Funds’ custodian, or brokers, dealers or others with respect to the making, retention or sale of any investment or reinvestment under the Subadvisory Agreement; or (ii) arising from the acts or omissions of the Manager, a Fund, or the Funds’ custodian, or any of their respective affiliates, agents or employees; except for any liability or loss which is due to the negligence, misconduct, or bad faith of DCM, its affiliates, agents, directors and employees, or which is the result of DCM’s breach of its duties and obligations under the Subadvisory Agreement. However, the Manager is not obligated to indemnify DCM in connection with any action taken or omitted by the Manager in good faith and without negligence. The indemnification provision of the Subadvisory Agreement is not a waiver of, nor is it intended to limit in any way, (i) the obligations of DCM under federal or state securities laws (including, specifically, laws relating to the regulation of investment advisers); or (ii) any fiduciary obligation owed by DCM to the Manager or a Fund under applicable law.

Subadvisory Fees.The Manager (not the Funds) will pay DCM out of its advisory fee from the Funds. For the portfolio management services proposed to be provided to the Funds, respectively, DCM will receive a subadvisory fee from the Manager, computed and accrued daily and paid quarterly, at the following annual rates based on the average daily net assets of the applicable Fund:

Name of Fund	Sub-advisory Fee
Large Cap Fund	0.50%
Small Cap Fund	0.90%

Portfolio Managers. At DCM, the investment decisions for the Funds will be made by its Investment Committee, whose members are Kevin E. Laub, Steven D. Roth, and Douglas A. Leach; however, Mr. Laub will have ultimate decision-making authority for the Large Cap Fund’s investment decisions, while Mr. Roth will have ultimate decision-making authority for the Small Cap Fund’s investment decisions. •          Mr. Kevin E. Laub, CFA has served as the sole portfolio manager of the Funds since October 2006. Mr. Laub is currently a Portfolio Manager and the Chief Investment Officer for the Manager, having joined the Manager in October 2006. Mr. Laub is also founding member of, and a Portfolio Manager for, DCM. Upon shareholder approval of the Subadvisory Agreement, Mr. Laub will resign from the Manager, and will serve as a member of DCM’s Investment Committee with lead responsibility over its large cap investment strategy. He is also expected to provide research support and oversight to other investment strategies and clients. Prior to joining the Manager in 2006, Mr. Laub served as a portfolio manager on the American Century Small Cap Value Fund from February 2003 to October 2006, and as an analyst from that fund’s inception in July 1998 until February 2003.

•          Mr. Douglas A. Leach, CFA joined the Manager in November 2006, and currently serves as an Investment Analyst and Portfolio Manager. In that position, he has provided research and assistance to the current portfolio manager for the Funds. Mr. Leach also is a co-founding Member of DCM, and holds the titles Portfolio Manager and Chief Compliance Officer of DCM. Upon shareholder approval of the Subadvisory Agreement, Mr. Leach

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 will resign from the Manager to serve on DCM’s Investment Committee, and will have lead responsibility over the firm’s mid-cap value strategy. As a member of DCM’s Investment Committee, he will also provide support other investment strategies. Mr. Leach started his investment career as an investment analyst for American Century in September 1997, serving as a senior investment analyst from February 2003 until October 2006.

•          Mr. Steven D. Roth, CFA is a founding Member and a Portfolio Manager for DCM, with lead responsibility for DCM’s small cap investment strategy. As a member of DCM’s Investment Committee, he also manages and provides research support and oversight to other investment strategies and clients. Mr. Roth is not, and has never been, directly employed by the Manager. Prior to co-founding DCM in March 2008, Mr. Roth served as a senior equity analyst and, later, as a portfolio manager on the American Century Small Cap Value Fund, from November 2002 through March 2008. He also worked as an equity analyst at Strong Capital Management from July 2000 through October 2002.

Continuation of the Management Agreements with the Manager

The Trust’s Management Agreement with the Manager on behalf of each Fund will continue in effect and, notwithstanding the delegation of certain services to DCM, the Manager will retain the primary responsibility with respect to all matters relating to each such Fund. In addition, the Subadvisory Agreement provides that the Manager will be responsible for various aspects of managing the day-to-day operations of each Fund, other than making the investment decisions for the Fund. For example, until notified by DCM that it is taking over trading responsibility, the Manager will place all trades for each Fund on behalf of DCM. In addition, the Manager will continue to (i) communicate and/or coordinate with the Funds’ other services providers, including the custodian and administrator, with respect to the Funds’ transactions, (ii) maintain all required records for both itself and for DCM, (iii) vote all proxies relating to securities in a Fund’s portfolio, and (iv) provide other administrative services for the Large Cap Fund and the Small Cap Fund.

Advisory Fees.The Large Cap Fund and the Small Cap Fund each have paid, and will continue to pay, the Manager a fee computed and accrued daily and paid monthly at an annual rate of 1.00% of its average daily net assets. The advisory fee paid by each Fund is on the basis of relative average daily net assets. The Manager contractually has agreed to waive its management fee and/or to reimburse certain operating expenses to the extent necessary so that each Fund’s total annual operating expenses, excluding brokerage fees and commissions, borrowing costs (such as interest and dividend expenses on securities sold short), taxes, extraordinary expenses and any indirect expenses (such as expenses incurred by other investment companies in which a Fund may invest), do not exceed 1.50% of the average daily net assets of the Large Cap Fund and the Small Cap Fund. This contractual agreement will continue in effect through March 31, 2009. Each fee waiver and expense reimbursement by the Manager for a Fund is subject to repayment by the Fund within the three fiscal years following the fiscal year in which the expense was incurred, provided that the Fund is able to make the repayment without exceeding the applicable expense limitation.

The Small Cap Fund acquired the assets of the Dean Small Cap Value Fund, and the Large Cap Fund acquired all of the assets and liabilities of the Dean Large Cap Value Fund and the Dean Balanced Fund, each a series of the Dean Family of Funds, in a tax-free reorganization on March 30, 2007 (the “Reorganization”). The Reorganization was approved by the shareholders of the predecessor funds at a meeting held on March 19, 2007. As part of their approval of the Reorganization at the meeting, shareholders of the predecessor funds were deemed to have approved the applicable Fund’s Management Agreement, effective as of March 30, 2007.

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The following tables provide information about the advisory fees that each Fund (including the applicable predecessor fund) accrued for the last three fiscal years, including the amount of advisory fees waived and the expenses reimbursed by the Manager pursuant to the contractual expense cap agreement with each Fund, as discussed above.

Large Cap Fund
Fiscal Year Ended	Advisory Fees Accrued	Advisory Fees Waived	Expenses Reimbursed
2006	$80,763	$75,959*	None
2007	$85,723	$53,743*	None
2008	$165,846	$120,417	None

Small Cap Fund
Fiscal Year Ended	Advisory Fees Accrued	Advisory Fees Waived	Expenses Reimbursed
2006	$177,651	$59,419*	None
2007	$194,521	$3,413*	None
2008	$184,151	$117,988	None

*Prior to March 30, 2007, the Manager’s fee waiver/expense cap was set at 1.85% rather than the current 1.50%, and was not subject to reimbursement by the Funds.

Factors the Board Considered In Approving the Subadvisory Agreement

The Board discussed the approval of the proposed Subadvisory Agreement at an in-person meeting held on May 19, 2008. In evaluating the proposed Subadvisory Agreement, the Board reviewed materials furnished by the Manager and DCM relevant to the Board’s decision, including a discussion by the Manager of the reasons behind the creation of DCM, DCM’s Form ADV Part I and II which included a description of DCM’s investment philosophy and investment strategies, biographies and experience of the proposed portfolio managers, and pro forma financial statements for DCM. The Board also interviewed the principals of DCM and a representative of the Manager.

After having requested and evaluated information which the Board deemed necessary to evaluate the terms of the Subadvisory Agreement between DCM and the Manager on behalf of the Funds, and discussing the proposed subadvisory arrangement with the DCM principals, the Board determined to approve the proposed Subadvisory Agreement based on a number of factors. Among other things, the Board noted the reasons provided by the Manager for the creation of DCM, which included the following: (i) as an incentive to retain the Funds’ current portfolio manager and to enable the Manager to re-unite the portfolio managers, who had previously worked together at an unrelated firm managing similarly-styled mutual funds with good comparative results, in each case by offering substantial equity participation in a new entity with a competitive reward structure, and (ii) to more clearly align the portfolio managers’ interests with those of the Manager’s clients through the new ownership and reward structure, thereby fostering teamwork and positive long-term investment results for client portfolios. The Board also noted that DCM would provide portfolio management services to all clients of the Manager, not just the Funds. The Board then considered (1) the nature, extent and quality of the services to be provided by DCM to the Funds, including the

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fact that Mr. Kevin Laub, the Funds’ current portfolio manager, will continue to participate in making investment decisions for the Funds and will retain ultimate authority with respect to the Large Cap Fund, and that each other proposed portfolio manager has significant experience, including, for some, as portfolio managers for a similarly-styled, but unaffiliated, mutual fund with good comparative performance results; (2) that each Fund’s 3-year, 1-year and year-to-date performance returns were trailing those of its applicable index, and the Small Cap Fund’s performance for the period October 31, 2006 through March 12, 2008 was also lower than that of the fund managed by Mr. Roth during the same period; (3) that the Manager anticipates that the addition of the new portfolio managers will spur positive performance returns for the Funds; (4) that the Manager will continue to be responsible for certain other aspects of the investment advisory services provided to the Funds, including record-keeping and proxy voting, in each case pursuant to policies previously reviewed and approved by the Board; (5) that the new arrangement will not result in an increase in the advisory fees paid by Fund shareholders since the Manager, not the Funds, would pay DCM out of its advisory fees from the Funds; (6) the Subadvisory Agreement is not expected to result in substantial profits to DCM during the initial year of operations and, as a result, it was not necessary to discuss economies of scale in the subadvisory fees; and (7) that the Manager, not DCM, will place Fund trades until DCM is ready to assume this responsibility and, until such time, the Manager will receive any soft dollars paid under any arrangements with brokers.

Based on the foregoing, the Board of Trustees determined that the proposed Subadvisory Agreement is fair and in the best interests of each Fund and its shareholders. The Trustees of the Trust (including each Independent Trustee) unanimously approved the appointment of DCM to serve as the investment sub-adviser to the Funds under the terms and conditions set forth in the Subadvisory Agreement, subject to approval by shareholders.

Additional Information About DCM

Located at 7450 West 130th Street, Suite 150, Overland Park, Kansas 66213, DCM is an affiliate of the Manager formed in March 2008 to provide portfolio management services to clients of the Manager. DCM provides portfolio management services to a wide range of clients, including individuals, institutional and corporate clients; however, the Funds will be the only mutual fund clients of DCM.

Certain of DCM’s principals previously were employed by the Manager, including Mr. Kevin E. Laub, the current portfolio manager of the Funds, and Mr. Leach. DCM is a collaboration among C.H. Dean, Inc., the parent company of the Manager, the portfolio managers of the Large Cap Fund and Small Cap Fund, and certain other persons set forth below.

Executive Officers and Members of DCM.DCM’s operations are managed by an Operations Committee, whose members consist of Messieurs Laub, Roth, Leach and Patrick J. Krumm, each an equity owner of the company.The following table sets forth information relating to the owners of DCM, each of whom owns ownership interests of DCM in the range of 10% to 25%:

Name and Address	Title
Kevin E. Laub, CFA*	Member, Portfolio Manager

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Steven D. Roth, CFA*	Member, Portfolio Manager
Douglas A. Leach, CFA*	Member, Portfolio Manager
Patrick J. Krumm*	Member, Client Portfolio Manager
Stephen M. Miller**	Member
C.H. Dean, Inc.**	Member
Dean Wealth Management LP**	Member

* The address for each of these individuals is 7450 W 130th St.  Ste. 150, Overland Park, KS  66213.

** The address for each of these individuals/entities is 2480 Kettering Tower, Dayton, OH 45423.

C.H. Dean, Inc. is also the parent company of the Manager. Dennis D. Dean, its CEO, and the C.H, Dean Trust, a private trust whose beneficiaries are members of the Dean family, each owns between 25% to 50% of C.H. Dean, Inc. The C.H. Dean Trust also owns substantially all of the ownership interests of Dean Wealth Management LP.

Relationship with Trust or the Trustees.None of the members and/or executive officers of DCM serves as an officer or Trustee of the Trust. Furthermore, no Trustee of the Trust had any material transaction (and has no material proposed transactions) with DCM or any of its affiliates as of the date of this Proxy Statement.

Effective Date of Proposed Subadvisory Agreement

If approved, the Subadvisory Agreement will become effective on June 30, 2008.

Board Recommendation

The persons selected by the Board to act as proxies will vote on your behalf for the proposed Subadvisory Agreement, unless you withhold authority to vote for the Subadvisory Agreement in the proxy card. The Board is encouraging all shareholders to participate in the governance of the Funds.

The Board of Trustees recommends that you vote “FOR” Proposal 1.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to approve and ratify the Board’s selection of Cohen Fund Audit Services, Ltd. (“Cohen”)to serve as the Funds’ independent registered public accounting firm. Cohen performs an annual audit of each Fund’s financial statements and provides other accounting and tax services to the Funds. The Funds do not expect a representative of Cohen to be present at the Meeting.

The Trust’s Audit Committee is responsible for the selection of the Funds’ independent registered public accounting firm, including evaluating such firm’s independence, and meeting with the firm’s representatives to consider and review matters relating to the Funds’ financial reports and internal accounting. The Audit Committee, which consists of all of the Trustees who are not “interested persons” of the Funds as defined in the 1940 Act, initially approved Cohen as the Funds’ independent registered public accounting firm in connection with the reorganization on March 30, 2007 pursuant to which the Funds acquired the assets of their predecessor funds (the “Predecessor Funds”). Prior to the reorganization, Ernst & Young LLP (“E&Y”) had served as the independent registered public accountant to the Predecessor Funds. The Board reconsidered and approved Cohen at an in-person meeting with respect to the Funds’ fiscal year ending on March 31, 2009. In approving Cohen as independent registered public accounting firm to the Funds, the Audit Committee reviewed Cohen’s qualifications to serve as the Funds’ auditor and the scope of Cohen’s audit of the Funds’ financial statements.

Audit Committee Pre-Approval Policies and Procedures.Pursuant to the Audit Committee Charter adopted by the Board, the Audit Committee of the Board has adopted policies and procedures that require it to pre-approve all audit and non-audit services provided to the Funds including services provided to the Funds’ Manager or to a sub-adviser, such as DCM.

For the fiscal year ended March 31, 2009, the Committee approved the following non-audit services billed by Cohen to the Funds: 1) preparation of federal, state and excise tax returns; 2) review of dividend calculations; and 3) review of semi-annual financial statements. All of the services described under “Audit Fees,” “Audit Related,” “Tax Fees,” and “Aggregate Non-Audit or All Other Fees” below were pre-approved by the Audit Committee with respect to the Funds for the fiscal year ended March 31, 2008.

Principal Accountant Fees and Services

Audit Fees.For the fiscal year ended March 31, 2008, Cohen received $22,000 from the Funds for professional services rendered for auditing of the Funds’ annual financial statements, and for services that are normally provided in connection with statutory and regulatory filings. For the fiscal year ended March 31, 2007, E&Y, the auditor to the Predecessor Funds, received $25,500 from the Predecessor Funds for professional services rendered for the audit of the Predecessor Funds’ annual financial statements, including services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees.During the fiscal years ended March 31, 2008 and March 31, 2007, respectively, neither Cohen nor E&Y rendered any assurance and related services that were reasonably related to the performance of the audit or review of the Funds’ and/or the Predecessor Funds’ financial statements, and not reported under “Audit Fees” above.

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Tax Fees.For the fiscal year ended March 31, 2008, Cohen received $4,000 from the Funds for professional tax services rendered. For the fiscal year ended March 31, 2007, E&Y received $3,900 from the Predecessor Funds for professional tax services rendered. Tax services refer to professional services rendered by Cohen and E&Y for tax compliance, tax advice, and tax planning. Such services consisted of annual distribution review and tax return preparation. Tax services are considered non-audit services.

Aggregate Non-Audit or All Other Fees.Except as set forth above, during the fiscal years ended March 31, 2008 and March 31, 2007, neither Cohen nor E&Y rendered any non-audit services or provided other products or services to the Funds or their Predecessor Funds, the Manager, DCM or to any entity controlling, controlled by, or under common control with any entity that provides ongoing services to the Funds.

The Board of Trustees recommends that you vote “FOR” Proposal 2.

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ADDITIONAL INFORMATION

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The table below sets forth information about the persons that held beneficially 5% or more of the outstanding shares of any class of each Fund as of the Record Date. Any shareholder who beneficially holds, directly or indirectly, more than 25% of a Fund’s voting securities may be deemed a “control person” (as defined in the 1940 Act) of the Fund. As a controlling person, each of these shareholders could control the outcome of any Proposal submitted to the shareholders for approval, including the Proposals set forth in this Proxy Statement. As of the Record Date, the Trustees and Officers of the Trust did not own any shares of the Funds.

Name and Address	Large Cap Fund	Small Cap Fund
Dean Exempt Family Trust 2480 Kettering Tower Dayton, OH 45423	N/A	8.92%
Dean Wealth Management LP 2480 Kettering Tower Dayton, OH 45423	72.17%	61.89%
Merrill Lynch, Pierce, Fenner & Smith Incorporated – for the sole benefit of its Customers 4800 Deer Lake Drive East Jacksonville, FL	6.64%	N/A
Terrence M. Dean P.O. Box 24217 Dayton, OH 45424	N/A	9.36%
C.H. Dean Inc. 2480 Kettering Tower Dayton, OH	13.23%	8.60%

Interests of Certain Persons in Matters to be Acted Upon.Each of the Manager and DCM has an interest in shareholders of the Funds approving the Subadvisory Agreement. As set forth above, Dean Wealth Management LP owns a majority of the outstanding shares of each Fund. Dean Wealth Management LP is an affiliate of both DCM and the Manager, and directly or indirectly owns equity interests of each of them. In addition, each of C.H. Dean, Inc. and the Dean Exempt Family Trust is a direct or indirect affiliate of both DCM and the Manager, and also owns substantial portions of the Large Cap Fund and Small Cap Fund, respectively. As such, each of the Manager and DCM may be deemed to control the Funds and have the ability tocontrol the outcome of the votingfor the Proposals in this Proxy Statement. Each of these affiliates of the Manager and/or DCM intends to vote its shares in favor of each Proposal set forth in this Proxy Statement, consistent with the Board’s recommendations.

4739714.10	14

NAMES AND ADDRESSES OF THE FUNDS’ SERVICE PROVIDERS

Manager. Dean Investment Associates, LLC serves as the Funds’ investment adviser and, as such, is responsible for the management of the Funds, subject to oversight by the Board. The Manager also serves as investment adviser to the Dean International Fund, whose investment portfolio is managed by a separate sub-adviser. The Manager’s principal offices are located at 2200 Kettering Tower, Dayton, Ohio 45423.

Sub-adviser. The Manager has proposed to engage Dean Capital Management, LLC to provide discretionary portfolio management services and to make the investment decisions for each Fund. DCM’s principal offices are located at 7450 West 130th Street, Suite 150, Overland Park, Kansas 66213.

Custodian.U.S. Bank, N.A., 425 Walnut Street, Cincinnati, Ohio, serves as custodian for the investments of the Funds. As custodian, U.S. Bank, N.A. acts as each Fund’s depository, safekeeps its portfolio securities, collects all income and other payments with respect thereto, disburses funds as instructed and maintains records in connection with its duties.

Distributor.Unified Financial Securities, Inc., 2960 N. Meridian St., Suite 300, Indianapolis, IN 46208, is the exclusive agent for distribution of shares of the Funds (the “Distributor”). The Distributor is a wholly-owned subsidiary of Huntington Bancshares, Inc., which is also the parent of Unified Fund Services, the Funds’ administrator, fund accountant, transfer agent and dividend disbursing agent, as well as Huntington National Bank, the custodian to certain other series of the Trust, including Dean International Fund, an affiliate of the Funds. An officer of the Trust also is an officer of the Distributor; and a Trustee of the Trust is an officer of Huntington National Bank. As a result, such persons may be deemed to be affiliates of the Distributor.

The Distributor is obligated to sell the shares of each Fund on a best efforts basis only against purchase orders for the shares. Shares of each Fund are offered to the public on a continuous basis.

Administrator, Fund Accounting and Transfer Agency Services.Unified Fund Services, Inc., serves as the Funds’ administrator, fund accountant, transfer agent and dividend disbursing agent (“Unified”).

Unified maintains the records of each shareholder’s account, answers shareholders’ inquiries concerning their accounts, processes purchases and redemptions of Fund shares, acts as dividend and distribution disbursing agent and performs other transfer agent and shareholder service functions. In addition, Unified provides the Funds with fund accounting services, which includes certain monthly reports, record keeping and other management-related services.

Unified is a wholly-owned subsidiary of Huntington Bancshares, the parent company of the Distributor. Unified is also located at 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208.

4739714.10

SHAREHOLDER PROPOSALS

The Funds are not required to hold annual meetings of shareholders. There will normally be no meeting of shareholders for the purpose of electing Trustees of the Trust unless and until such time as less than a majority of the Trustees holding office have been elected by the shareholders, at which time the Trustees then in office will call a shareholders’ meeting for the election of Trustees.

A special meeting of shareholders may be called at any time by the President of the Trust, the Chairman of the Board or a majority of the Trustees of the Trust. Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that, to be considered for presentation at a shareholders’ meeting, a shareholder’s proposal must, among other things, be received by the applicable Fund a reasonable time before a solicitation is made. Any shareholder of a Fund who wishes to submit a proposal that satisfies the eligibility requirements of Rule 14a-8 for consideration at a special meeting of the Fund’s shareholders should send such proposal to the Dean Funds at c/o Unified Series Trust, 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208, Attn: Chief Compliance Officer and specify the Fund to which such communication relates. The Chief Compliance Officer will present the proposal received to the Board at its next regularly-scheduled meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included in a proxy statement furnished by the Board. To the extent a shareholder proposal is included in a proxy statement furnished by the Board or in its own separate proxy statement, the shareholder making such proposal will be required to bear the costs associated with including such proposal in the proxy statement, as well as the costs of holding the special meeting of shareholders.

SOLICITATION OF PROXIES

Solicitation will be primarily by mail, but officers and employees of the Manager or Unified without compensation, may solicit shareholders by telephone or personal contact. The Manager will bear the routine costs and expenses in connection with the shareholder meeting.

OTHER BUSINESS

The Board knows of no business to be brought before the Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders of the Funds arise, however, the persons designated as proxies will vote thereon according to their best judgment in the interests of each Fund and its shareholders.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

John C. Swhear, Senior Vice President

Unified Series Trust

June 11, 2008

4739714.10

PROXY CARD

DEAN SMALL CAP VALUE FUND

SPECIAL MEETING OF SHAREHOLDERS

June 24, 2008

The undersigned hereby appoints John C. Swhear and Anthony J. Ghoston, and either one of them, attorney and proxy with full power of substitution to vote and act for the undersigned with respect to all shares of Dean Small Cap Value Fund (“Fund”), a series of Unified Series Trust (the “Trust”) held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Time, on June 24, 2008, at the offices of Unified Fund Services, Inc., located at 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208, and at any adjournments thereof (“Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting.

DATE:

NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or corporate officer, please give your full title.

Signature(s)
Name:

Title(s)                                                                                                                                                             This proxy will be voted as specified below. IF THE PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Please indicate by filling in the appropriate box below.

1.	To approve the proposed subadvisory agreement between Dean Capital Management, LLC and Dean Investment Associates, LLC.
FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve and ratify the selection of Cohen Fund Audit Services, Ltd. to serve as the Fund’s independent registered public accounting firm for the fiscal year ended March 31, 2009:

FOR	AGAINST	ABSTAIN
☐	☐	☐

WE NEED YOUR VOTE BEFORE THE END OF THE DAY ON JUNE 23, 2008.

I currently intend to attend the Meeting in person: Yes ☐ No ☐  Your vote is important. Even if you currently intend to attend the Meeting in person, we still urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the Meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the Meeting. You may revoke your proxy before it is voted at the Meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the Meeting and voting in person.

THANK YOU FOR YOUR TIME

4739714.10

PROXY CARD

DEAN LARGE CAP VALUE FUND

SPECIAL MEETING OF SHAREHOLDERS

June 24, 2008

The undersigned hereby appoints John C. Swhear and Anthony J. Ghoston, and either one of them, attorney and proxy with full power of substitution to vote and act for the undersigned with respect to all shares of Dean Large Cap Value Fund (“Fund”), a series of Unified Series Trust (the “Trust”) held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Time, on June 24, 2008, at the offices of Unified Fund Services, Inc., located at 2960 N. Meridian Street, Ste. 300, Indianapolis, IN 46208, and at any adjournments thereof (“Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting.

DATE:

NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or corporate officer, please give your full title.

Signature(s)
Name:

Title(s)                                                                                                                                                             This proxy will be voted as specified below. IF THE PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Please indicate by filling in the appropriate box below.

1.	To approve the proposed subadvisory agreement between Dean Capital Management, LLC and Dean Investment Associates, LLC.
FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve and ratify the selection of Cohen Fund Audit Services, Ltd. to serve as the Fund’s independent registered public accounting firm for the fiscal year ended March 31, 2009:

FOR	AGAINST	ABSTAIN
☐	☐	☐

WE NEED YOUR VOTE BEFORE THE END OF THE DAY ON JUNE 23, 2008.

I currently intend to attend the Meeting in person: Yes ☐ No ☐  Your vote is important. Even if you currently intend to attend the Meeting in person, we still urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the Meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the Meeting. You may revoke your proxy before it is voted at the Meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the Meeting and voting in person.

THANK YOU FOR YOUR TIME

4739714.10

Exhibit A

Subadvisory Agreement

4739714.10